Exhibit 16.1

19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

August 17, 2022

U.S. Securities & Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

RE: Sugarmade, Inc.

FILE: 000-23446

To Whom It May Concern:

We have read the statements under item 4.01 of the Form 8-K to be filed with the Securities and Exchange Commission. We agree with statements pertaining to us.

Sincerely,

/s/ L&L CPAS, PA

L&L CPAS, PA